LIMITED POWER OF ATTORNEY


	KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Kevin Criddle and Leslie A. Brault of DLA Piper LLP (US), and each of them signing singly, and with full power of substitution and resubstitution, each with the power to act alone for the undersigned and in the undersigned's name, place and stead, in any and all capacities to:
(1)	submit and/or execute for and on behalf of the undersigned, a Uniform
Application for Access Codes to File on EDGAR on United States Securities and
Exchange Commission ("SEC") Form ID, including any amendments thereto, and/or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC, including a request to update passphrase (each, and together, the "EDGAR Access Code
Application");
(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such authentication documentation in connection with the EDGAR Access Code Application, and timely file such form with the SEC; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney in Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the Attorney in Fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney in Fact may approve in such Attorney in Fact's discretion.
The undersigned hereby grants to such Attorney in Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney in Fact, or such Attorney in
Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.
The undersigned agrees that such Attorney in Fact herein may rely entirely on information furnished orally or in writing by the undersigned to such Attorney in Fact.  The undersigned also agrees to indemnify and hold harmless such
Attorney in Fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such Attorney in Fact for purposes of executing, acknowledging, delivering or filing the EDGAR Access Code Application, and agrees to reimburse such Attorney in Fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
This Limited Power of Attorney shall remain in full force and effect until the earlier of (i) the undersigned is no longer required to submit an  EDGAR Access
Code Application with respect to obtaining access codes to file on EDGAR, (ii)
with respect to each person(s) appointed as Attorney in Fact above, the time that such person shall no longer be employed by DLA Piper LLP (US), and (iii)
unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys in Fact.
This Limited Power of Attorney shall be governed and construed in accordance with the laws of the State of Delaware without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of March 2, 2022.


/s/ Jonathan Baldwin
Jonathan Baldwin